UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: June 4, 2013)

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 15,159,692 shares of the Company's common stock were entitled to vote as of April 22, 2013, the record date for the Annual Meeting, of which 14,415,422 were present in person or by proxy at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company were asked to elect two directors to serve as Class I directors of the Board for a three-year term expiring on the date of the Company's 2016 Annual Meeting of Stockholders. The results of the vote taken at the Annual Meeting with respect to the election of the Class I directors were as follows:

Director	For	Withheld	Broker Non-Vote

Stephen J. Sullivan	11,289,260	2,376,445	749,717

John Federspiel	11,280,060	2,385,645	749,717

At the Annual Meeting, the stockholders were also asked to ratify the compensation of named executive officers on a nonbinding advisory basis. The results of the vote taken at the Annual Meeting with respect to the nonbinding advisory basis ratification of the compensation of named executive officers were as follows:

For	Against	Abstain	Broker Non-Vote

13,602,001	61,678	2,026	749,717

At the Annual Meeting, the stockholders were also asked to vote on the frequency of future stockholder advisory votes on compensation of named executive officers, choosing between every, one (1), two (2), or three (3) years. The results of the vote taken at the Annual Meeting on the frequency of future stockholder advisory votes on compensation of named executive officers were as follows:

One Year	Two Years	Three Years	Broker Non-Vote	Abstain

11,272,471	665,502	1,726,600	749,717	1,132

At the Annual Meeting, the stockholders were also asked to ratify the appointment of BDO USA LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The results of the vote taken at the Annual Meeting with respect to the ratification of the appointment of BDO USA LLP were as follows:

For	Against	Abstain
14,366,891	2,529	46,002

Each of the aforementioned proposals submitted to the stockholders at the Annual Meeting was approved by the final voting results set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Jeffrey Smith
Jeffrey Smith
Chief Financial Officer

June 6, 2013